Exhibit 99.1

For Immediate Release	Contact:	David F. Kirby
Hudson
212-351-7216
david.kirby@hudson.com

Hudson Global Reports 2017 Third Quarter Results

NEW YORK, NY - November 2, 2017 - Hudson Global, Inc. (Nasdaq: HSON), a leading global talent solutions company, today announced financial results for the third quarter ended September 30, 2017.

2017 Third Quarter Summary

•	Revenue of $118.1 million increased 9.2 percent from the third quarter of 2016 and increased 6.5 percent in constant currency.

•	Gross margin of $47.2 million increased 8.5 percent from the third quarter of 2016 or 5.7 percent in constant currency.

•	Net loss of $0.8 million, or $0.03 per basic and diluted share, compared with net loss of $1.9 million, or $0.06 per basic and diluted share, for the third quarter of 2016.

•	Adjusted EBITDA* of $1.3 million, compared with adjusted EBITDA of $0.4 million in the third quarter of 2016.

"We delivered solid gross margin growth in the third quarter, with growth in permanent recruitment, RPO and talent management," said Stephen Nolan, chief executive officer at Hudson. "We are pleased to report positive adjusted EBITDA for the fifth consecutive quarter as well as positive cash flow from operations."

* Adjusted EBITDA and EBITDA are defined in the segment tables at the end of this release.

Regional Highlights

Americas

In the third quarter of 2017, Hudson Americas' gross margin decreased 1 percent compared with the third quarter of 2016. RPO gross margin was down slightly in the third quarter after double-digit growth in the first half of 2017. EBITDA was $0.5 million in the third quarter, compared with EBITDA of $0.3 million a year ago. The region delivered adjusted EBITDA of $0.6 million for the third quarter, compared with adjusted EBITDA of $0.4 million a year ago.

Asia Pacific

Hudson Asia Pacific's gross margin increased 10 percent in constant currency in the third quarter of 2017 compared with the same period in 2016. Gross margin growth was led by Asia, up 24 percent, with strong growth in Hong Kong and China, up 65 percent and 18 percent respectively, from a year ago. Australia/New Zealand gross margin continued to grow, up 5 percent in the quarter, driven by growth in temporary contracting and talent management. EBITDA was $1.7 million in the third quarter, compared with EBITDA of $0.3 million a year ago. Asia Pacific delivered adjusted EBITDA of $2.3 million, improving from adjusted EBITDA of $1.1 million in the third quarter of 2016.

Europe

Hudson Europe's gross margin increased 1 percent in constant currency in the third quarter of 2017 from the third quarter of 2016. Gross margin growth was driven by Continental Europe, up 4 percent, led by growth in Belgium and Poland. In the U.K., gross margin declined 3 percent against prior year, as growth in permanent recruitment and RPO was offset by declines in temporary contracting. EBITDA was a loss of $0.4 million in the third quarter, compared with a loss of $0.5 million a year ago. Adjusted EBITDA was $0.6 million in the third quarter of 2017, improving from $0.1 million a year ago.

Liquidity and Capital Resources

The company ended the third quarter of 2017 with $36.9 million in liquidity, composed of $16.8 million in cash and $20.1 million in availability under its credit facilities. This compares with $14.9 million in cash and $22.7 million in availability under its credit facilities at the end of the second quarter of 2017. The company generated $1.0 million in cash flow from operations during the third quarter, compared with $5.0 million use of cash in the third quarter of 2016. The company had $8.2 million in outstanding borrowings at the end of the third quarter of 2017, primarily in Australia and the U.K.

Share Repurchase Program

During the third quarter, the company continued its share repurchase program which has an authorization of up to $10 million of the company’s common stock. The company purchased 125,770 shares for $0.2 million as part of the repurchase program during the third quarter. Since the inception of this program in the third quarter of 2015 through the end of the third quarter of 2017, the company has purchased 3,532,761 shares for $7.2 million.

Business Outlook

With respect to forward-looking non-GAAP measures, a reconciliation of the non-GAAP measures to the corresponding GAAP measures is not available without unreasonable efforts due to the variability, complexity and low visibility of the non-cash and other items described below that we exclude from the non-GAAP outlook measures. The variability of these items is likely to have a significant impact on our future GAAP financial results.

Given current economic conditions, the company expects fourth quarter 2017 revenue of between $110 million and $120 million and adjusted EBITDA of between $1 million and $3 million at prevailing exchange rates. In the fourth quarter of 2016, revenue was $100.3 million and adjusted EBITDA was $0.9 million. This outlook assumes an average exchange rate of 1.32 US Dollars to the British Pound, 1.17 US Dollars to the Euro and 0.78 US Dollars to the Australian Dollar.

Conference Call/Webcast

Hudson will conduct a conference call today at 10:00 a.m. ET to discuss this announcement. Individuals wishing to listen can access the webcast on the investor information section of the company's web site at Hudson.com.

The archived call will be available on the investor information section of the company's web site at Hudson.com.

About Hudson

Hudson is a global talent solutions company with expertise in leadership and specialized recruitment, recruitment process outsourcing, talent management and contracting solutions. We help our clients and candidates succeed by leveraging our expertise, deep industry and market knowledge, and proprietary assessment tools and techniques. Operating around the globe through relationships with millions of specialized professionals, we bring an unparalleled ability to match talent with opportunities by assessing, recruiting, developing and engaging the best and brightest people for our clients. We combine broad geographic presence, world-class talent solutions and a tailored, consultative approach to help businesses and professionals achieve higher performance and outstanding results. More information is available at Hudson.com.

Forward-Looking Statements

This press release contains statements that the company believes to be "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact included in this press release, including statements regarding the company's future financial condition, results of operations, business operations and business prospects, are forward-looking statements. Words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “predict,” “believe” and similar words, expressions and variations of these words and expressions are intended to identify forward-looking statements. All forward-looking statements are subject to important factors, risks, uncertainties and assumptions, including industry and economic conditions' that could cause actual results to differ materially from those described in the forward-looking statements. Such factors, risks, uncertainties and assumptions include, but are not limited to, global economic fluctuations; the company’s ability to successfully achieve its strategic initiatives; risks related to fluctuations in the company's operating results from quarter to quarter; the ability of clients to terminate their relationship with the company at any time; competition in the company's markets; the negative cash flows and operating losses that may recur in the future; restrictions on the company's operating flexibility due to the terms of its credit facilities; risks associated with the company's investment strategy; risks related to international operations, including foreign currency fluctuations; the company's dependence on key management personnel; the company's ability to attract and retain highly skilled professionals; the company's ability to collect accounts receivable; the company’s ability to maintain costs at an acceptable level; the company's heavy reliance on information systems and the impact of potentially losing or failing to develop technology; risks related to providing uninterrupted service to clients; the company's exposure to employment-related claims from clients, employers and regulatory authorities, current and former employees in connection with the company’s business reorganization initiatives and limits on related insurance coverage; the company’s ability to utilize net operating loss carry-forwards; volatility of the company's stock price; the impact of government regulations; restrictions imposed by blocking arrangements; and risks related to potential acquisitions or dispositions of businesses by the company. Additional information concerning these and other factors is contained in the company's filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date of this document. The company assumes no obligation, and expressly disclaims any obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise.

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Financial Tables Follow

HUDSON GLOBAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Revenue	$118,108	$108,136	$335,104	$322,430
Direct costs	70,863	64,594	197,101	190,787
Gross margin	47,245	43,542	138,003	131,643
Operating expenses:
Salaries and related	36,473	34,151	105,978	106,282
Other selling, general and administrative	9,699	9,193	27,888	29,019
Depreciation and amortization	697	801	2,050	2,294
Business reorganization	477	183	636	964
Total operating expenses	47,346	44,328	136,552	138,559
Operating income (loss)	(101)	(786)	1,451	(6,916)
Non-operating income (expense):
Interest income (expense), net	(110)	(109)	(317)	(264)
Other income (expense), net	(121)	(295)	(511)	(445)
Income (loss) from continuing operation before provision for income taxes	(332)	(1,190)	623	(7,625)
Provision for income taxes from continuing operations	500	718	1,525	1,200
Income (loss) from continuing operations	(832)	(1,908)	(902)	(8,825)
Income (loss) from discontinued operations, net of income taxes	(16)	35	(34)	327
Net income (loss)	$(848)	$(1,873)	$(936)	$(8,498)
Basic and diluted earnings (loss) per share:
Basic and diluted earnings (loss) per share from continuing operations	$(0.03)	$(0.06)	$(0.03)	$(0.26)
Basic and diluted earnings (loss) per share from discontinued operations	—	—	—	0.01
Basic and diluted earnings (loss) per share	$(0.03)	$(0.06)	$(0.03)	$(0.25)
Weighted-average shares outstanding:
Basic	32,151	33,572	32,120	34,121
Diluted	32,151	33,572	32,120	34,121
Dividends declared per common share	$—	$—	$—	$0.10

HUDSON GLOBAL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	September 30, 2017	December 31, 2016
ASSETS
Current assets:
Cash and cash equivalents	$16,835	$21,322
Accounts receivable, less allowance for doubtful accounts of $778 and $799, respectively	71,325	58,517
Prepaid and other	4,962	4,265
Current assets of discontinued operations	—	38
Total current assets	93,122	84,142
Property and equipment, net	6,173	7,041
Deferred tax assets, non-current	6,698	6,494
Other assets	3,814	4,135
Total assets	$109,807	$101,812
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$4,688	$4,666
Accrued expenses and other current liabilities	42,179	36,154
Short-term borrowings	8,206	7,770
Accrued business reorganization expenses	1,523	1,756
Current liabilities of discontinued operations	29	233
Total current liabilities	56,625	50,579
Deferred rent and tenant improvement contributions	2,198	2,968
Income tax payable, non-current	2,204	2,211
Other non-current liabilities	4,004	4,169
Total liabilities	65,031	59,927
Stockholders’ equity:
Preferred stock, $0.001 par value, 10,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.001 par value, 100,000 shares authorized; issued 34,959 and 34,910 shares, respectively	34	34
Additional paid-in capital	483,202	482,265
Accumulated deficit	(441,414)	(440,478)
Accumulated other comprehensive income	10,529	6,931
Treasury stock, 3,694 and 3,145 shares, respectively, at cost	(7,575)	(6,867)
Total stockholders’ equity	44,776	41,885
Total liabilities and stockholders' equity	$109,807	$101,812

HUDSON GLOBAL, INC.
SEGMENT ANALYSIS - QUARTER TO DATE
(in thousands)
(unaudited)

For The Three Months Ended September 30, 2017	Hudson Americas	Hudson Asia Pacific	Hudson Europe	Corporate	Total
Revenue, from external customers	$4,044	$76,509	$37,555	$—	$118,108
Gross margin, from external customers	$3,668	$25,407	$18,170	$—	$47,245
Adjusted EBITDA (loss) (1)	$579	$2,338	$621	$(2,236)	$1,302
Business reorganization expenses (recovery)	—	—	477	—	477
Stock-based compensation expense	20	24	45	140	229
Non-operating expense (income), including corporate administration charges	76	629	479	(1,063)	121
EBITDA (loss) (1)	$483	$1,685	$(380)	$(1,313)	$475
Depreciation and amortization expenses					697
Interest expense (income), net					110
Provision for (benefit from) income taxes					500
Income (loss) from continuing operations					$(832)
Income (loss) from discontinued operations, net of income taxes					(16)
Net income (loss)					$(848)

For The Three Months Ended September 30, 2016	Hudson Americas	Hudson Asia Pacific	Hudson Europe	Corporate	Total
Revenue, from external customers	$4,163	$64,607	$39,366	$—	$108,136
Gross margin, from external customers	$3,691	$22,414	$17,437	$—	$43,542
Adjusted EBITDA (loss) (1)	$423	$1,122	$100	$(1,294)	$351
Business reorganization expenses (recovery)	(3)	(1)	188	(1)	183
Stock-based compensation expense	5	(41)	55	134	153
Non-operating expense (income), including corporate administration charges	95	889	323	(1,012)	295
EBITDA (loss) (1)	$326	$275	$(466)	$(415)	$(280)
Depreciation and amortization expenses					801
Interest expense (income), net					109
Provision for (benefit from) income taxes					718
Income (loss) from continuing operations					$(1,908)
Income (loss) from discontinued operations, net of income taxes					35
Net income (loss)					$(1,873)

(1)
Non-GAAP earnings before interest, income taxes, and depreciation and amortization (“EBITDA”) and non-GAAP earnings before interest, income taxes, depreciation and amortization, non-operating income, goodwill and other impairment charges, business reorganization expenses, stock-based compensation expense and other expenses (“Adjusted EBITDA”) are presented to provide additional information about the company's operations on a basis consistent with the measures which the company uses to manage its operations and evaluate its performance. Management also uses these measurements to evaluate capital needs and working capital requirements. EBITDA and adjusted EBITDA should not be considered in isolation or as a substitute for operating income, cash flows from operating activities, and other income or cash flow statement data prepared in accordance with generally accepted accounting principles or as a measure of the company's profitability or liquidity. Furthermore, EBITDA and adjusted EBITDA as presented above may not be comparable with similarly titled measures reported by other companies.

HUDSON GLOBAL, INC.
SEGMENT ANALYSIS - QUARTER TO DATE (continued)
(in thousands)
(unaudited)

For The Three Months Ended June 30, 2017	Hudson Americas	Hudson Asia Pacific	Hudson Europe	Corporate	Total
Revenue, from external customers	$4,161	$69,264	$40,166	$—	$113,591
Gross margin, from external customers	$3,735	$23,432	$21,159	$—	$48,326
Adjusted EBITDA (loss) (1)	$404	$1,868	$3,081	$(1,934)	$3,419
Business reorganization expenses (recovery)	1	—	(64)	—	(63)
Stock-based compensation expense	20	19	45	433	517
Non-operating expense (income), including corporate administration charges	82	540	488	(1,100)	10
EBITDA (loss) (1)	$301	$1,309	$2,612	$(1,267)	$2,955
Depreciation and amortization expenses					687
Interest expense (income), net					119
Provision for (benefit from) income taxes					870
Income (loss) from continuing operations					$1,279
Income (loss) from discontinued operations, net of income taxes					(53)
Net income (loss)					$1,226

For The Three Months Ended December 31, 2016	Hudson Americas	Hudson Asia Pacific	Hudson Europe	Corporate	Total
Revenue, from external customers	$3,901	$59,122	$37,291	$—	$100,314
Gross margin, from external customers	$3,400	$20,524	$18,850	$—	$42,774
Adjusted EBITDA (loss) (1)	$587	$373	$1,302	$(1,355)	$907
Business reorganization expenses (recovery)	2	(24)	606	32	616
Stock-based compensation expense	27	(4)	13	130	166
Non-operating expense (income), including corporate administration charges	100	383	378	(1,059)	(198)
EBITDA (loss) (1)	$458	$18	$305	$(458)	$323
Depreciation and amortization expenses					796
Interest expense (income), net					93
Provision for (benefit from) income taxes					(458)
Income (loss) from continuing operations					$(108)
Income (loss) from discontinued operations, net of income taxes					(184)
Net income (loss)					$(292)

(1)
Non-GAAP earnings before interest, income taxes, and depreciation and amortization (“EBITDA”) and non-GAAP earnings before interest, income taxes, depreciation and amortization, non-operating income, goodwill and other impairment charges, business reorganization expenses, stock-based compensation expense and other expenses (“Adjusted EBITDA”) are presented to provide additional information about the company's operations on a basis consistent with the measures which the company uses to manage its operations and evaluate its performance. Management also uses these measurements to evaluate capital needs and working capital requirements. EBITDA and adjusted EBITDA should not be considered in isolation or as a substitute for operating income, cash flows from operating activities, and other income or cash flow statement data prepared in accordance with generally accepted accounting principles or as a measure of the company's profitability or liquidity. Furthermore, EBITDA and adjusted EBITDA as presented above may not be comparable with similarly titled measures reported by other companies.

HUDSON GLOBAL, INC.
SEGMENT ANALYSIS - YEAR TO DATE (continued)
(in thousands)
(unaudited)

For The Nine Months Ended September 30, 2017	Hudson Americas	Hudson Asia Pacific	Hudson Europe	Corporate	Total
Revenue, from external customers	$12,519	$205,483	$117,102	$—	$335,104
Gross margin, from external customers	$11,239	$68,573	$58,191	$—	$138,003
Adjusted EBITDA (loss) (1)	$1,317	$4,325	$5,195	$(5,763)	$5,074
Business reorganization expenses (recovery)	(91)	—	749	(22)	636
Stock-based compensation expense	73	53	133	678	937
Non-operating expense (income), including corporate administration charges	218	2,019	1,196	(2,922)	511
EBITDA (loss) (1)	$1,117	$2,253	$3,117	$(3,497)	$2,990
Depreciation and amortization expenses					2,050
Interest expense (income), net					317
Provision for (benefit from) income taxes					1,525
Income (loss) from continuing operations					(902)
Income (loss) from discontinued operations, net of income taxes					(34)
Net income (loss)					$(936)

For The Nine Months Ended September 30, 2016	Hudson Americas	Hudson Asia Pacific	Hudson Europe	Corporate	Total
Revenue, from external customers	$11,660	$177,717	$133,053	$—	$322,430
Gross margin, from external customers	$10,210	$63,601	$57,832	$—	$131,643
Adjusted EBITDA (loss) (1)	$622	$2,241	$2,883	$(8,128)	$(2,382)
Business reorganization expenses (recovery)	(41)	273	781	(49)	964
Stock-based compensation expense	81	161	192	842	1,276
Non-operating expense (income), including corporate administration charges	269	2,177	1,149	(3,150)	445
EBITDA (loss) (1)	$313	$(370)	$761	$(5,771)	$(5,067)
Depreciation and amortization expenses					2,294
Interest expense (income), net					264
Provision for (benefit from) income taxes					1,200
Income (loss) from continuing operations					(8,825)
Income (loss) from discontinued operations, net of income taxes					327
Net income (loss)					$(8,498)

(1)
Non-GAAP earnings before interest, income taxes, and depreciation and amortization (“EBITDA”) and non-GAAP earnings before interest, income taxes, depreciation and amortization, non-operating income, goodwill and other impairment charges, business reorganization expenses, stock-based compensation expense and other expenses (“Adjusted EBITDA”) are presented to provide additional information about the company's operations on a basis consistent with the measures which the company uses to manage its operations and evaluate its performance. Management also uses these measurements to evaluate capital needs and working capital requirements. EBITDA and adjusted EBITDA should not be considered in isolation or as a substitute for operating income, cash flows from operating activities, and other income or cash flow statement data prepared in accordance with generally accepted accounting principles or as a measure of the company's profitability or liquidity. Furthermore, EBITDA and adjusted EBITDA as presented above may not be comparable with similarly titled measures reported by other companies.

HUDSON GLOBAL, INC.
RECONCILIATION FOR CONSTANT CURRENCY
(in thousands) (unaudited)

The company operates on a global basis, with the majority of its gross margin generated outside of the United States. Accordingly, fluctuations in foreign currency exchange rates can affect its results of operations. Constant currency information compares financial results between periods as if exchange rates had remained constant period-over-period. The company currently defines the term “constant currency” to mean that financial data for a previously reported period are translated into U.S. dollars using the same foreign currency exchange rates that were used to translate financial data for the current period. Changes in revenue, gross margin, selling, general and administrative expenses ("SG&A"), business reorganization expenses and other non-operating income (expense), operating income (loss) and EBITDA (loss) include the effect of changes in foreign currency exchange rates. Variance analysis usually describes period-to-period variances that are calculated using constant currency as a percentage. The company’s management reviews and analyzes business results in constant currency and believes these results better represent the company’s underlying business trends. The company believes that these calculations are a useful measure, indicating the actual change in operations. There are no significant gains or losses on foreign currency transactions between subsidiaries. Therefore, changes in foreign currency exchange rates generally impact only reported earnings.

	Three Months Ended September 30,
	2017	2016
	As	As	Currency	Constant
	reported	reported	translation	currency
Revenue:
Hudson Americas	$4,044	$4,163	$10	$4,173
Hudson Asia Pacific	76,509	64,607	2,208	66,815
Hudson Europe	37,555	39,366	575	39,941
Total	$118,108	$108,136	$2,793	$110,929
Gross margin:
Hudson Americas	$3,668	$3,691	$8	$3,699
Hudson Asia Pacific	25,407	22,414	625	23,039
Hudson Europe	18,170	17,437	521	17,958
Total	$47,245	$43,542	$1,154	$44,696
SG&A (1):
Hudson Americas	$3,154	$3,287	$2	$3,289
Hudson Asia Pacific	23,031	21,183	491	21,674
Hudson Europe	17,613	17,433	473	17,906
Corporate	2,374	1,441	—	1,441
Total	$46,172	$43,344	$966	$44,310
Business reorganization expenses:
Hudson Americas	$—	$(3)	$—	$(3)
Hudson Asia Pacific	—	(1)	(3)	(4)
Hudson Europe	477	188	3	191
Corporate	—	(1)	—	(1)
Total	$477	$183	$—	$183
Operating income (loss):
Hudson Americas	$558	$409	$5	$414
Hudson Asia Pacific	1,868	714	122	836
Hudson Europe	(75)	(389)	43	(346)
Corporate	(2,452)	(1,520)	—	(1,520)
Total	$(101)	$(786)	$170	$(616)
EBITDA (loss):
Hudson Americas	$483	$326	$(2)	$324
Hudson Asia Pacific	1,685	275	118	393
Hudson Europe	(380)	(466)	20	(446)
Corporate	(1,313)	(415)	—	(415)
Total	$475	$(280)	$136	$(144)

(1)	SG&A is a measure that management uses to evaluate the segments’ expenses and includes salaries and related costs and other selling, general and administrative costs.